EXHIBIT A
M-WISE ISRAEL EMPLOYEE PROPRIETARY INFORMATION AND
INVENTIONS AGREEMENT

The following Agreement confirms certain terms of my employment with m-Wise Ltd., including without limitation my provision of services to m-Wise, Inc., which is a material part of the consideration for my employment or continued employment by m-Wise Ltd. and the compensation received by me from m-Wise Ltd. from time to time. I. DEFINITIONS 1. The "Company" As used in this Agreement, the "Company" refers to m-Wise, Inc. and each of its subsidiaries or affiliated companies. I recognize and agree that my obligations under this Agreement and all terms of this Agreement apply to me regardless of whether I am employed by or work for Company or any of its subsidiaries or affiliates. Furthermore, I understand and agree that the terms of this Agreement will continue to apply to me even if I transfer at some time from one subsidiary or affiliate of the Company to another. 2. "Proprietary Information": Definition and Ownership I understand that the Company possesses and will possess Proprietary Information which is important to its business. For purposes of this Agreement, "Proprietary Information" is information that was or will be developed, created, or discovered by or on behalf of the Company, or which became or will become known by, or was or is conveyed to the Company, which has commercial value in the Company's business. "Proprietary Information" includes, but is not limited to, information about software programs and subroutines, source and object code, databases, database criteria, user profiles, scripts, algorithms, processes, trade secrets, designs, methodologies, technology, know-how, processes, data, ideas, techniques, inventions (whether patentable or not), modules, features and modes of operation, internal documentation, works of authorship, technical, business, financial, client, marketing, and products , forecasts, the salaries and terms of compensation of other employees, client and supplier lists, contacts at or knowledge of clients or prospective clients of the Company, and other information concerning the Company's or its clients' actual or anticipated products or services, business, research or development, or any information which is received in confidence by or for the Company from any other person. I understand that my employment creates a relationship of confidence and trust between me and the Company with respect to Proprietary Information.

         For the purposes of this Agreement the term "Proprietary Information" does not include any information which: (i) was lawfully in my possession prior to my employment by the Company (other than through breach of a third party of any confidentiality obligation to the Company); (ii) is or becomes public domain without fault on my part (or any person related to, or on my behalf with whom I shared any Propriety Information); or (iii) is required to be disclosed pursuant to any applicable law, regulation,


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judicial  or  administrative  order or decree,  or  request by other  regulatory organization having authority pursuant to the law; provided, however, that I shall first have given notice to the requiring party and made a reasonable effort to obtain a protective order requiring that the Propriety Information not be disclosed, or as required by law; (iv) reflects information and data publicly known within the industries or trades in which the Company transacts business. All Proprietary Information and all title, patents, patent rights, copyrights, trade secret rights, and other intellectual property and rights anywhere in the world (collectively "Rights") in connection therewith shall be the sole property of the Company or its assigns. I hereby assign to the Company any Rights I may have or acquire in Proprietary Information. 3. "Company Materials" I understand that the Company possesses or will possess "Company Materials" which are important to its business. For purposes of this Agreement, "Company Materials" are documents or other media or tangible items that contain or embody Proprietary Information or any other information concerning the business, operations or plans of the Company, whether such documents, media or items have been prepared by me or by others. "Company Materials" include, but are not limited to, blueprints, drawings, photographs, charts, graphs, notebooks, customer lists, computer disks, tapes or printouts, sound recordings and other printed, typewritten or handwritten documents, sample products, prototypes and models. II. OBLIGATIONS TO PROTECT PROPRIETARY INFORMATION At all times, both during my employment by the Company and after its termination, I will (a) keep in confidence and trust and will not disclose any Proprietary Information except to other Company employees, agents and representatives who need to know, as shall be determined and authorized by management personnel of the Company; and
(b) use Proprietary Information only for the benefit of the Company. During the term of this Agreement, I shall not disclose to any third party the terms and conditions of my employment by the Company, except to close family members, legal, tax, and accounting professionals who require the information to provide services to me, or as required by law. III. MAINTENANCE AND RETURN OF COMPANY MATERIALS All Company Materials are and shall be the sole property of the Company. I agree that during my employment by the Company, I will not remove any Company Materials from the business premises of the Company or deliver any Company Materials to any person or entity outside the Company, except as I am required to do in connection with performing the duties of my employment. I further agree that, immediately upon the termination of my employment by me or by the Company for any reason, or during my employment if so requested by the Company, I will return all Company Materials, apparatus, equipment and other physical property, or any reproduction of such property, excepting only (i) my personal copies of records relating to my compensation; and (ii) my copy of this Agreement and my Employment Agreement.


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IV.  DISCLOSURE  OF  DEVELOPMENTS  TO THE  COMPANY  As used  in this  Agreement,
"Developments" mean any work of authorship, discovery, improvement, invention, design, graphic, source, HTML and other code, trade secret, technology, algorithms, computer program, audio, video or other files or content, idea, design, process, technique, know-how and data, whether or not patentable or copyrightable. I agree to maintain adequate and current written records and promptly disclose in writing to my immediate supervisor or as otherwise designated by the Company, all Developments, made, discovered, conceived, reduced to practice or developed by me, either alone or jointly with others, during the term of my employment.
 I will not disclose Developments to any person outside the Company unless I am requested to do so by management personnel of the Company. V. OWNERSHIP OF DEVELOPMENTS 1. Generally I agree that all Developments which I make, discover, conceive, reduce to practice or develop (in whole or in part, either alone or jointly with others) during my employment, as well as all Developments which I made, discovered, conceived, reduced to practice (in whole or in part, either alone or jointly with others) prior to my employment which relate to the Business of the Company (as defined in Section G) shall be the sole property of the Company as described in Section E.2 to the maximum extent permitted by law.
2. Works Made for Hire The Company shall be the sole owner of all patents, patent rights, copyrights, trade secret rights, trademark rights and all other intellectual property or other rights in connection with Developments. I further acknowledge and agree that such Developments, including, without limitation, any computer programs, programming documentation, and other works of authorship, are "works made for hire" for purposes of the Company's rights under copyright laws. I hereby assign to the Company any and all rights, title and interest I may have or acquire in such Developments. 3. List of Developments I have attached hereto a complete list of all existing Developments to which I claim ownership as of the date of this Agreement and that I desire to specifically clarify are not subject to this Agreement, and I acknowledge and agree that such list is complete. If no such list is attached to this Agreement, I represent that I have no such Developments at the time of signing this Agreement. 4. Cooperation I agree to perform, during and after my employment, all reasonable acts deemed necessary or desirable by the Company to permit and assist it, at the Company's expense, in further evidencing and perfecting the assignments made to the Company under this Agreement and in obtaining, maintaining, defending and enforcing patents, patent rights, copyrights, trademark rights, trade secret rights or any other rights in connection with such Developments and improvements thereto in any and all countries. Such acts may include, but are not limited to, execution of documents and assistance or cooperation in legal proceedings. I hereby irrevocably designate and appoint the Company and its duly


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authorized officers and agents, as my agents and attorney-in-fact to act for and on my behalf and instead of me, to execute and file any documents, applications or related findings and to do all other lawfully permitted acts to further the purposes set forth above in this Subsection 4, including, without limitation, the perfection of assignment and the prosecution and issuance of patents, patent applications, copyright applications and registrations, trademark applications and registrations or other rights in connection with such Developments and improvements thereto with the same legal force and effect as if executed by me.
5. Assignment or Waiver of Moral Rights Any assignment of copyright hereunder (and any ownership of a copyright as a work made for hire) includes all rights of paternity, integrity, disclosure and withdrawal and any other rights that may be known as or referred to as "moral rights" (collectively "Moral Rights"). To the extent such Moral Rights cannot be assigned under applicable law and to the extent the following is allowed by the laws in the various countries where Moral Rights exist, I hereby waive such Moral Rights and consent to any action of the Company that would violate such Moral Rights in the absence of such consent. VI. NON-SOLICITATION OF COMPANY EMPLOYEES During the term of my employment and for one (1) year thereafter, I will not (i) encourage or solicit any employee or consultant of the Company to leave the Company for any reason; (ii) assist any other person or entity in such encouragement or solicitation; or (iii) hire or assist in hiring or retaining any such employee or consultant. As part of this restriction, I will not interview or provide any input to any third party regarding any such person during the period in question. However, this obligation shall not affect any responsibility I may have as an employee of the Company with respect to the bona fide hiring and firing of Company personnel.
VII. NON-COMPETITION I agree that during my employment with the Company and for a period of one (1) year thereafter (the "Non-Competition Period"), I will not, as an employee, officer, director, shareholder (other than an owner of 1% or less of the outstanding shares of any publicly-traded company), consultant, partner or in any other capacity, engage in any employment, business, or activity that is in any way competitive with the Business of the Company, and I will not assist any other person or organization in competing with the Company or in preparing to engage in competition with the Business of the Company. Similarly, during the Non-Competition Period, I will not solicit any clients of the Company, on my own behalf or on behalf of any third party, in connection with any goods or services that are competitive with the Business of the Company. "Business of the Company" shall be defined to mean the development, marketing, distribution and sale of products and services designed to enable commercial transactions over wireless networks. VIII. COMPANY AUTHORIZATION FOR PUBLICATION Prior to my submitting or disclosing for possible publication or dissemination outside the Company any material prepared by me that incorporates information that concerns the Company's business or


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anticipated  research,  I agree to deliver a copy of such material to an officer of the Company for his or her review. Within twenty (20) days following such submission, the Company agrees to notify me in writing whether the Company believes such material contains any Proprietary Information or Developments, and I agree to make such deletions and revisions as are reasonably requested by the Company to protect its Proprietary Information and Developments. I further agree to obtain the written consent of the Company prior to any review of such material by persons outside the Company.
IX. FORMER EMPLOYER INFORMATION
I represent that my performance of all the terms of this Agreement and as an employee of the Company does not and will not breach any agreement to keep in confidence proprietary information, knowledge or data acquired by me in confidence or in trust prior to my employment by the Company, and I will not disclose to the Company or induce the Company to use any confidential or proprietary information or material belonging to any previous employers or others. I have not entered into and I agree I will not enter into any agreement, either written or oral, in conflict herewith or in conflict with my employment with the Company. I further agree to conform to the rules and regulations of the Company.
X. SEVERABILITY
If one or more provisions of this Agreement are held, for any reason, to be unenforceable or excessively broad with regard to time, geographic scope or activity, such provisions shall be modified to the minimum extent necessary to comply with applicable law and the intent of the parties as expressed herein.

XI. ENTIRE AGREEMENT
This Agreement, together with any employment agreement entered into between myself and the Company sets forth the entire agreement and understanding between the Company and me relating to the subject matter herein and merges all prior discussions between us.No modification of or amendment to this Agreement will be effective unless in a writing signed by the Company and me. I understand and agree that any subsequent change or changes in my duties, salary or compensation will not affect the validity or scope of this Agreement. XII. EFFECTIVE DATE This Agreement shall be effective as of the first day of my employment with the Company, and shall be binding upon me, my heirs, executor, assigns and administrators and shall inure to the benefit of the Company and its successors and assigns. XIII. GOVERNING LAW I understand and agree that this Agreement shall be interpreted and enforced in accordance with the laws of the State of Israel and that the sole and exclusive place of jurisdiction in any matter arising out of or in connection with this Agreement shall be the applicable court of the Tel-Aviv-Jaffa District.

I HAVE READ THIS AGREEMENT CAREFULLY AND I UNDERSTAND AND ACCEPT THE OBLIGATIONS WHICH IT IMPOSES UPON ME WITHOUT RESERVATION. NO PROMISES OR REPRESENTATIONS HAVE BEEN MADE TO ME TO INDUCE ME TO SIGN THIS AGREEMENT. I SIGN THIS AGREEMENT VOLUNTARILY AND FREELY.


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Date                                                 Employee Signature


                                                                  GABRIEL KABAZO
Employee Name


EXHIBIT A
         The following is a complete list of all Developments relevant to the subject matter of my employment by the Company that have been made, discovered, conceived, first reduced to practice or developed by me or jointly with others prior to my employment by the Company that I desire to remove from the operation of the Employee Proprietary Information and Inventions Agreement:

                  No Developments.

                  See below:  Any and all Developments regarding:

                  Additional sheets attached.






Date:                                                Employee Signature:






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